SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

March 20, 2015

Dear Huttig Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Huttig Building Products, Inc., to be held at 3 p.m., local time, on Monday, April 27, 2015 in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut 06902.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2014 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the Internet address or the toll-free telephone number on the proxy card.

Sincerely,

Jon P. Vrabely

President and Chief Executive Officer

Huttig Building Products, Inc.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2015

March 20, 2015

Huttig Building Products, Inc. will hold its 2015 Annual Meeting of Stockholders on Monday, April 27, 2015 at 3 p.m., local time, in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut 06902 for the following purposes:

1. To elect two directors to serve terms expiring in 2018;

2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers;

3. To approve the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated;

4. To approve the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated;

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

6. To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

The Board of Directors has fixed March 2, 2015 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the meeting at our executive offices at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141.

In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy card in the accompanying envelope, or use the Internet address or toll-free telephone number set forth on the enclosed proxy card to vote their shares. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy.

By Order of the Board of Directors,

Philip W. Keipp

Corporate Secretary

HUTTIG BUILDING PRODUCTS, INC.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2015

The Board of Directors of Huttig Building Products, Inc. (“Huttig” or the “Company”) is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut 06902 on Monday, April 27, 2015 at 3 p.m., local time, and at any adjournments or postponements thereof. Shares represented by the enclosed proxy, when it is properly executed and returned prior to the meeting and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated on a proxy for a particular matter that is properly executed and returned prior to the meeting and not revoked, the shares represented by the proxy will be voted “For” each nominee for election as a director, “For” the proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers, “For” the approval of the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated, “For” the approval of the amendment and restatement of the Company’s 2005 Executive Incentive Compensation Plan, as amended and restated, and “For” the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, as the case may be. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy.

The first date on which this Proxy Statement and the enclosed proxy card are being sent to the Company’s stockholders entitled to notice of and to vote at the Annual Meeting is on or about March 20, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2015

This Proxy Statement and the 2014 Annual Report to Stockholders are available at www.edocumentview.com/HBP.

How to Vote

Stockholders may vote by marking their proxy, dating and signing it and returning it to the Corporate Secretary in the enclosed envelope. As an alternative to using the written form of proxy, stockholders may also vote their proxy by using the toll-free number listed on the proxy card or by voting via the Internet. The telephone voting and Internet voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes.

How to Revoke a Vote

Stockholders may revoke proxies at any time prior to the voting of the proxy by providing written notice to the Company, by submitting a new later-dated proxy via the Internet, by telephone or by mail, or by voting in person at the meeting.

Special Voting Rules for Participants in Huttig’s 401(k) Plan

If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive one proxy with respect to all of your shares of Huttig stock registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to each registered name for which you have accounts. Shares of Huttig common stock held in the 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of the 401(k) Plan, as directed by Plan participants.

Participants in the 401(k) Plan should indicate their voting instructions for each action to be taken at the Annual Meeting on the Huttig proxy. All voting instructions from the 401(k) Plan participants will be kept confidential. If a participant fails to vote, the Huttig shares allocated to such participant will be voted in accordance with the pro rata vote of the participants in the 401(k) Plan who did provide voting instructions to the trustee.

Outstanding Shares and Required Votes

As of the close of business on March 2, 2015, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had issued and outstanding 24,875,551 shares of common stock, par value $0.01 per share. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting. The presence in person or by proxy at the meeting of stockholders entitled to cast at least a majority of the votes that all holders of shares of common stock are entitled to cast will constitute a quorum for the transaction of business at the meeting.

Directors will be elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Votes may be cast in favor of a director nominee or withheld, and the nominees receiving the highest number of favorable votes will be elected as directors of the Company. Because, at this year’s meeting, there are as many nominees (two) as there are directors to be elected (two), a Director nominee is assured of being elected if he receives any “For” votes, regardless of how many withheld votes are cast for that Director.

The ratification of the appointment of KPMG LLP and the advisory approval of the compensation paid by the Company to its named executive officers requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Under the applicable listing standards of The NASDAQ Market LLC (“NASDAQ”), the approval of the amendment and restatement of each of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated, and the 2005 Executive Incentive Compensation Plan, as amended and restated (together, the “Equity Compensation Plan Proposals”), requires the affirmative vote of a majority of the total votes cast on each such proposal.

Abstentions and broker non-votes are counted as present or represented for purposes of determining whether a quorum is present at the meeting. Stockholders may abstain from voting on any or all proposals expected to be brought before the meeting except for the election of directors. For each Equity Compensation Plan Proposal, an abstention has the same effect as a vote against such proposal. For the other matters, abstentions do not count as votes cast for or against a matter and, therefore, will not affect the outcome of the voting with respect to such matters at the meeting.

A broker non-vote occurs with respect to a particular matter when a broker returns a proxy card but does not vote on the matter because the broker does not have the discretionary authority to do so in the absence of voting instructions from the beneficial owner. Brokers have discretionary authority to vote on Item 5, the ratification of the appointment of KPMG LLP; however, brokers do not have discretionary authority to vote on the election of directors or on any of the other items to be considered at the meeting if the broker does not receive voting instructions from you. Broker non-votes do not count as votes cast for or against a matter or as shares “entitled to vote,” and therefore will not affect the outcome of the voting at the meeting. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum.

Householding of Materials

In some instances, only one copy of this Proxy Statement or the 2014 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or the 2014 Annual Report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of this Proxy Statement or the 2014 Annual Report, you may call us at 314-216-2600 or send a written request to 555 Maryville University Dr., Suite 400, St. Louis, MO 63141, Attn: Corporate Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or the 2014 Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company is currently comprised of seven members and is divided into three classes, with each class holding office for staggered three-year terms. At the 2015 Annual Meeting, two directors will be elected to hold office until the 2018 Annual Meeting. If it is properly voted prior to the meeting, and not revoked, the enclosed proxy will be voted for the election of Donald L. Glass and Delbert H. Tanner, unless a stockholder indicates that a vote should be withheld with respect to any or all of such nominees. The election of each nominee has been recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any of the nominees shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such replacement nominee, if any, as may be recommended by the Board of Directors.

The Board unanimously recommends a vote “FOR” the election of Messrs. Glass and Tanner as directors for terms expiring in 2018.

Please review the following information regarding Messrs. Glass and Tanner and the other directors continuing in office.

Director Nominees for Election at the 2015 Annual Meeting

DONALD L. GLASS

Age 66. Director since 2004. Retired. President and Chief Executive Officer of The Timber Company (timber producer) from 1997 to 2001. Executive Vice President of Georgia-Pacific Corporation (building products manufacturer) from 1996 to 2001. Mr. Glass’s qualifications to serve on the Board include his executive experience with a large public company in the building products industry, including his experience as the chief executive officer of one of its operating units.

DELBERT H. TANNER

Age 63. Director since 2001. Retired. Chief Executive Officer of Anderson Group, Inc. (manufacturer of welding equipment and industrial fans) from 2005 to 2007. President and Chief Executive Officer of RMC Industries Corporation (ready-mix concrete and building materials producer) from 2002 to 2005. Chief Operating Officer and Executive Vice President in 2002 and Senior Vice President from 1998 to 2002 of RMC Industries Corporation. Mr. Tanner’s qualifications to serve on the Board include his experiences as the chief executive officer of a multi-national equipment manufacturer and of a large cement and buildings material producer. Mr. Tanner will replace Mr. R. S. Evans as Chairman of the Board of Directors effective immediately following the 2015 Annual Meeting.

Continuing Directors:

Directors Whose Terms Expire in 2016

E. THAYER BIGELOW

Age 73. Director since 1999. Managing Director of Bigelow Media, LLC (investor in media and entertainment companies) since 2000. Currently also a director of Crane Co. and Lord Abbett & Co. Mutual Funds (42 funds). Formerly a director of Adelphia Communications Corp. and R.H. Donnelley Corporation. Mr. Bigelow’s qualifications to serve on the Board include his extensive executive experience, his financial acumen and experience as a chief financial officer, an in-depth understanding of the Company and its industry due to his long service on the Board, and significant public company board experience, particularly audit committee and compensation committee experience.

RICHARD S. FORTÉ

Age 70. Director since 1999. Retired. Chairman of Forté Cashmere Company LLC (importer and manufacturer) from 2002 to 2004. President of Dawson Forté Cashmere Company (importer) from 1997 to 2001. Currently also a director of Crane Co. and HBD Industries, Inc. Mr. Forté’s qualifications to serve on the Board include his executive experience, an in-depth understanding of the Company and its industry due to his long service on the Board, and over 25 years of other public company board experience, including audit committee experience.

JON P. VRABELY

Age 50. Director since 2007. President and Chief Executive Officer of the Company since 2007. Vice President, Chief Operating Officer from 2005 to 2007. Mr. Vrabely’s qualifications to serve on the Board include his extensive knowledge of the Company’s operations, strategy and financial position through his service as our President and Chief Executive Officer, as well as through his prior positions in his 16 years of service with the Company.

Directors Whose Terms Expire in 2017

R. S. EVANS

Age 70. Director since 1972. Chairman of the Board of Directors of the Company. Chairman of the Board of Directors of Crane Co. (diversified manufacturer of engineered industrial products) since 1984. Chief Executive Officer of Crane Co. from 1984 through 2001. Currently also a director of HBD Industries, Inc. Mr. Evans’s qualifications to serve on the Board include his experience as the chief executive officer of a large public company, an in-depth understanding of the Company and its industry from over 40 years of service on the Board, and other public company board experience, including 30 years of service as chairman of the board of a large public company. Mr. Evans will be stepping down as Chairman of the Board of Directors of the Company effective immediately following the 2015 Annual Meeting. Mr. Evans tendered his resignation from the Board of Directors effective immediately following the 2016 Annual Meeting.

J. KEITH MATHENEY

Age 66. Director since 2004. Managing member of Matheney and Matheney, CPAs PLLC (accounting and tax consulting) since 2004. Executive Vice President of Louisiana Pacific Corporation (manufacturer of forest products) from 2002 to 2003 and Vice President from 1997 to 2002. Formerly a director of Pope & Talbot, Inc. (a forest products company). Mr. Matheney’s qualifications to serve on the Board include his executive experience in a large public company in the building products industry, his financial expertise and his experience on another public company board, including audit committee experience.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors is currently comprised of seven directors. During 2014, the Board of Directors held seven meetings and 16 separate committee meetings. Each director attended at least 75% of the aggregate of all fiscal year 2014 meetings of the Board and each Committee on which he served. The Company’s directors are encouraged to attend the Annual Meeting of Stockholders. Six of seven directors were able to attend the 2014 Annual Meeting of Stockholders.

Director Independence

On an annual basis, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more of the directors, the Board of Directors evaluates the independence of the directors and determines if each of the directors is qualified as an “independent director” as defined under the listing requirements of NASDAQ on which the Company’s common stock is listed. After carefully considering all relevant facts and circumstances, the Board of Directors has affirmatively determined that six of the Company’s seven directors, Messrs. Bigelow, Evans, Forté, Glass, Matheney, and Tanner, are independent in accordance with the standards established by NASDAQ. The Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Vrabely does not meet the NASDAQ independence standards because he is an employee of the Company.

The Board of Directors has also affirmatively determined that:

•	each member of the Audit Committee qualifies as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules of the U.S. Securities Exchange Commission (“SEC”) thereunder, as well as NASDAQ’s independence rules relating to audit committees; and

•	each member of the Management Organization and Compensation Committee meets the independence requirements of the SEC and NASDAQ’s corporate governance listing standards.

Corporate Governance

The Company has adopted Corporate Governance Guidelines. The Company has also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.huttig.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this Proxy Statement. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics within two days of such amendment or waiver.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, reviews the Company’s corporate governance practices to ensure that they comply with applicable laws and to ensure that they continue to reflect what the Committee believes are best practices and promote the Company’s best interests and the best interests of the stockholders.

Board Leadership Structure

The Board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer at this time. Mr. R. S. Evans, a non-employee independent director, serves as Chairman, and Mr. Jon P. Vrabely serves as the President and Chief Executive Officer. Mr. Tanner, a non-employee independent director, will replace

Mr. Evans as Chairman immediately following the 2015 Annual Meeting. Separating these positions allows our Chief Executive Officer to focus on setting the strategic direction of the Company and on our day-to-day business, and allows the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. While the Company’s Amended and Restated By-laws (“bylaws”) and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time. The Board retains the discretion to assess whether the positions should be combined or separated at any given time based upon its evaluation of, among other things, the composition of the Board and the circumstances facing the Company.

Board Role in Risk Oversight

The Board believes that an important part of its responsibilities is to review the Company’s assessment of the major risks the Company faces and its policies for monitoring and controlling these risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. Management regularly reports to the Audit Committee on the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Management Organization and Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession. The Board, as a whole, examines specific business risks as part of its regular strategic reviews. In addition, management periodically reviews with the Board matters of particular importance or concern, including any significant areas of risk that warrant Board attention.

Board Committees

The Board of Directors has four standing committees: (1) Executive, (2) Audit, (3) Management Organization and Compensation, and (4) Nominating and Governance. The Executive Committee meets when a quorum of the full Board of Directors cannot be readily obtained. In 2014, the Executive Committee did not meet.

Except for the Executive Committee which operates under the authority set forth in our bylaws, each of the committees operates under a written charter adopted by the Board of Directors. All of the committee charters are available on the Company’s website at www.huttig.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this Proxy Statement.

The memberships of Board committees as of the date of this Proxy Statement are as follows:

Executive Committee	Audit Committee	Management Organization & Compensation Committee	Nominating & Governance Committee
Jon P. Vrabely*	J. Keith Matheney*	E. Thayer Bigelow*	Delbert H. Tanner*
R. S. Evans	E. Thayer Bigelow	Donald L. Glass	Richard S. Forté
Delbert H. Tanner	Richard S. Forté	Delbert H. Tanner	Donald L. Glass

*	Chairman

Audit Committee

The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility with respect to the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its internal auditors, the Company’s compliance with legal and regulatory requirements and the Company’s risk assessment and risk management policies. The Audit Committee has the sole authority to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee meets periodically with representatives from the Company’s internal auditors and independent auditors separate from management. The Audit Committee also is responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics policy, and for administering and enforcing the Company’s accounting and auditing compliance procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the independent auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also received a report on the quality control procedures of the independent auditors, as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, and results of the internal audit examinations. The Audit Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope and the independent auditors’ examination of the financial statements.

The Board of Directors has determined that J. Keith Matheney meets the requirements of an “audit committee financial expert” as defined in regulations of the SEC. During 2014, the Audit Committee held six meetings.

The report of the Audit Committee is included under “Report of the Audit Committee” in this Proxy Statement.

Management Organization and Compensation Committee

The Management Organization and Compensation Committee oversees the Company’s compensation plans and practices, including its executive compensation plans and director compensation plans, reviews and evaluates the performance of the Chief Executive Officer, reviews with the Chief Executive Officer his evaluation of the performance of other members of senior management, administers the Company’s restricted stock and other stock-based compensation plans and programs, reviews management development and succession planning policies and produces the annual report on executive compensation for inclusion in the Company’s annual proxy statement. During 2014, the Management Organization and Compensation Committee held eight meetings.

The report of the Management Organization and Compensation Committee on executive compensation is included under “Compensation Committee Report” in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee’s duties include assisting the Board by identifying individuals qualified to become members of the Board, recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders, advising the Board with respect to Board composition and procedures, advising the Board with respect to corporate governance principles and overseeing the evaluation of the Board. During 2014, the Nominating and Governance Committee held two meetings.

Director Qualifications and Nominating Procedures

The Company’s Corporate Governance Guidelines provide that the Board should generally have from seven to eleven directors, a substantial majority of whom must qualify as independent directors as defined under the listing standards of NASDAQ. The Corporate Governance Guidelines provide that a director who serves as the Company’s Chief Executive Officer should not serve on more than two public company boards in addition to the Board, other directors should not serve on more than four public company boards in addition to the Board and members of the Audit Committee should not serve on more than two other public company audit committees.

The Board seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. The Board will consider potential director candidates proposed by other members of the Board and management and those potential director candidates properly proposed by our stockholders. From time to time, the Nominating and Governance Committee may retain search firms or other advisors to assist it in recruiting the best available director candidates for the Company.

Although the Company does not have a formal written diversity policy for the Board, the Board determines the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, with the objective of having a Board with adequately diverse backgrounds and experiences in light of the circumstances existing at that time. The Board evaluates each individual in the context of the individual’s potential contribution to the Board as a whole, with the objective of recommending a collective group that can best promote the success of the Company’s business, represent stockholder interests through the exercise of sound judgment and allow the Board as a whole to benefit from the group’s varying backgrounds and experiences. The Board applies the same criteria to all candidates that it considers, including any candidates properly submitted by our stockholders.

To have a candidate considered by the Board, a stockholder must submit the recommendation in writing to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 400, St. Louis, MO 63141 and must supply the following information, in addition to any other information required in the Company’s bylaws:

•	The candidate’s name, age and business and residence address;

•	The candidate’s detailed resume;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed confirmation of the candidate’s willingness to serve on the Board; and

•	The stockholder’s name, number of Company shares owned and the length of time of ownership.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Board will consider such candidates in connection with annual elections of directors or the filling of any director vacancies. Any stockholder nominations for the 2016 Annual Meeting of Stockholders, together with the information described above, must be submitted in accordance with the procedures described under “Miscellaneous — Next Annual Meeting; Stockholder Proposals” in this Proxy Statement.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any Chairman of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Company “c/o Corporate Secretary” at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corporatesecretary@huttig.com.

The office of the Corporate Secretary will open all communications received as set forth in the preceding paragraph for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee. To the extent that the communication involves a request for information, such as an inquiry about Huttig or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation of Directors

Shown below is information concerning the compensation for service as a director for each member of our Board of Directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
R. S. Evans	$90,750	$15,000	$105,750
E. Thayer Bigelow	$63,819	$15,000	$78,819
Richard S. Forté	$53,721	$15,000	$68,721
Donald L. Glass	$55,532	$15,000	$70,532
J. Keith Matheney	$58,198	$15,000	$73,198
Delbert H. Tanner	$53,818	$15,000	$68,818
Jon P. Vrabely(3)	—	—	—

(1)	In April 2014, the annual cash compensation payable to the directors was increased in order to offset previous reductions in Board compensation over the past few years as a result of industry conditions. Effective April 1, 2014, the Chairman of the Board of Directors received an annual cash retainer of $100,000 and non-employee directors, other than the Chairman, received the following cash compensation:

Annual retainer — Board members	$25,000
Annual retainer — Audit Committee chairman	$10,000
Annual retainer — Other Audit Committee members	$1,500
Annual retainer — Management Organization and Compensation Committee chairman	$3,000
Annual retainer — Executive Committee members	$2,000
Meeting fee	$2,000

Historically, the Chairman of the Board has also served as Nominating and Governance Committee chairman and has not received an additional annual retainer for that service.

(2)	Amounts represent the grant date fair value of stock awards computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The per-share grant date fair value is computed as the average of the high and low stock prices on the date of grant.

In accordance with the Company’s non-employee directors’ stock compensation program, each non-employee director is awarded, on the date of the Annual Meeting of Stockholders, a grant of restricted stock units (“RSUs”) for a number of shares equal to the lesser of (a) shares valued at $15,000, or (b) 15,000 shares. The RSUs vest in full on the date of the next Annual Meeting of Stockholders or upon a change of control of the Company. The shares of stock represented by vested RSUs are delivered to the director upon cessation of his service on the Board.

In accordance with the above-described program, each non-employee director was awarded 3,448 RSUs on April 28, 2014, the date of the 2014 Annual Meeting of Stockholders, on which date the per-share fair value was $4.35. The RSUs vest on April 27, 2015, the date of the 2015 Annual Meeting of Stockholders. The aggregate number of RSUs held by each non-employee director at December 31, 2014 is as follows: Mr. Evans — 41,064; each of Messrs. Bigelow, Forté, Glass, Matheney and Tanner — 44,502.

(3)	Directors who are also employees of the Company receive no additional compensation for serving on the Board although they are reimbursed for any expenses incurred in connection with service as a director. See the Summary Compensation Table in this Proxy Statement for compensation paid to Mr. Vrabely, who serves as both a director and the Company’s President and Chief Executive Officer.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2014 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and auditing management’s effectiveness of internal control over financial reporting. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Other than Mr. Matheney, who is a practicing certified public accountant, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The members of the Audit Committee are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

This report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this report be treated as “soliciting material” or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

Submitted by:

The Audit Committee of the Board of Directors of Huttig Building Products, Inc.

J. Keith Matheney — Chairman

E. Thayer Bigelow

Richard S. Forté

The preceding report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS

Huttig’s executive officers as of March 20, 2015 and their respective ages and positions are set forth below:

Name	Age	Position
Jon P. Vrabely	50	President and Chief Executive Officer
Philip W. Keipp	53	Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	60	Vice President, Product Management and Marketing
Brian D. Robinson	53	Vice President, Chief Information Officer

The principal occupations and employment of our executive officers, including positions held with the Company, during the past five years are set forth below:

Jon P. Vrabely was named President and Chief Executive Officer in 2007. He was also appointed to the Board of Directors in 2007.

Philip W. Keipp joined the Company in July 2009 as its Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Keipp was employed at HD Supply Waterworks, Ltd., a leading distributor of water and wastewater transmission products, and its predecessor companies from 1996 to February 2008, serving as the Chief Financial Officer and Chief Operating Officer from 2007 to February 2008.

Gregory W. Gurley was named Vice President, Product Management and Marketing in 2007.

Brian D. Robinson was named Vice President, Chief Information Officer in 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned, directly or indirectly, by the Company’s directors, the executive officers named in the Summary Compensation Table and all of the Company’s directors and executive officers as a group, as of March 2, 2015. There were 24,875,551 shares of our common stock outstanding as of March 2, 2015. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the Company’s securities. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them.

	Unrestricted Shares Owned(1)		Shares in 401(k) Plan	Restricted Shares/ Restricted Stock Units(2)	Total Shares Beneficially Owned	Percent of Shares Outstanding
Non-Employee Directors:
R. S. Evans	746,925		—	41,064	787,989	3.17%
E. Thayer Bigelow	8,593		—	44,502	53,095	*
Richard S. Forté	8,902		—	44,502	53,404	*
Donald L. Glass	70,000		—	44,502	114,502	*
J. Keith Matheney	30,000	(3)	—	44,502	74,502	*
Delbert H. Tanner	114,500		—	44,502	159,002	*
Named Executive Officers:
Jon P. Vrabely	895,962		8,937	210,999	1,115,898	4.49%
Philip W. Keipp	340,113		—	123,333	463,446	1.86%
Gregory W. Gurley	209,455		2,094	81,666	293,215	1.18%
Directors and executive officers as a group (10 persons)	2,696,556		118,331	749,905	3,564,792	14.33%

*	Represents holdings of less than 1%.
(1)	Includes previously restricted shares, the restrictions on which have lapsed.
(2)	Includes restricted shares issued to executive officers under the Company’s stock plans that have not vested as of March 2, 2015 and restricted stock units issued to non-employee directors under the Company’s stock plans. For the non-employee directors, this amount includes the 3,448 restricted stock units granted in 2014 that will vest on April 27, 2015.
(3)	Shares are held in a Matheney family trust.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth the ownership of common stock by each person known by the Company to beneficially own more than 5% of the common stock based on the number of shares of common stock outstanding as of March 2, 2015. There were 24,875,551 shares of our common stock outstanding as of March 2, 2015. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
JB Capital Partners LP and Alan Weber	1,774,835	(1)	7.13%
5 Evan Place
Armonk, New York 10504
Arnold B. Siemer and Andrew F. Bohutinsky	1,581,100	(2)	6.36%
7795 Walton Parkway
Suite 175
New Albany, Ohio 43054
Phillip Hauser and Fritz Hauser	1,706,364	(3)	6.86%
Hauser Family AG,
Hauser & Friends AG, and
Hauser Brothers GmbH
Kittelgasse 3
77652 Offenburg
Germany
Paradigm Capital Management, Inc.	2,380,378	(4)	9.57%
Nine Elk Street
Albany, New York 12207

(1)	This information is based solely on a Schedule 13D filed jointly by JB Capital Partners LP and Alan Weber with the SEC on December 31, 2012. According to the filing, each member of the filing group has shared voting and dispositive power with respect to all of the shares.
(2)	This information is based solely on a Schedule 13G/A filed jointly by Arnold B. Siemer and Andrew F. Bohutinsky with the SEC on February 13, 2015. According to the filing, each member of the filing group has sole voting and dispositive power with respect to all of the shares. The filing indicates that Mr. Siemer beneficially owns 1,280,000 of the shares and Mr. Bohutinsky beneficially owns 301,100 of the shares (260,000 individually and 41,100 through an individual retirement account), and each member of the group disclaims beneficial ownership of the shares owned by the other member of the group.
(3)	This information is based solely on a Schedule 13G/A filed jointly by Phillip Hauser, Fritz Hauser, Hauser Family AG, Hauser & Friends AG, and Hauser Brothers GmbH with the SEC on February 12, 2015. According to the filing: Phillip Hauser and Fritz Hauser each beneficially owns 1,706,364 of the shares and has sole voting and dispositive power with respect to such shares; Hauser Family AG beneficially owns 1,431,602 shares and has sole voting and dispositive power with respect to such shares; Hauser & Friends AG beneficially owns 269,649 shares and has sole voting and dispositive power with respect to such shares; and Hauser Brothers GmbH beneficially owns 5,113 shares and has sole voting and dispositive power with respect to such shares. The address in the table above is for Philip Hauser, Hauser & Friends AG, and Hauser Brothers GmbH. The address for Fritz Hauser is Unterer Fauler Pelz 8, 69117 Heidelberg, Germany and Hauser Family AG is Wilhelm-Hamm-Strasse 15 77654 Offenburg, Germany.
(4)	This information is based solely on a Schedule 13G/A filed by Paradigm Capital Management, Inc. with the SEC on February 12, 2015. According to the filing, Paradigm Capital Management, Inc. has sole voting and dispositive power with respect to all of the shares.

COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee (the “Compensation Committee”) has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and its discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in the Company’s Proxy Statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders filed with the SEC.

Submitted by:

The Management Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc.

E. Thayer Bigelow — Chairman

Donald L. Glass

Delbert H. Tanner

The preceding report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee is responsible for overseeing the Company’s executive compensation program. This Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding 2014 compensation for the executive officers named in the Summary Compensation Table (the “named executive officers”).

Philosophy

The primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to link stockholder value to individual and Company performance. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. To this end, a substantial portion of our executives’ compensation is at-risk based on the performance of the Company and the executive. The percentage of compensation at risk increases with position level. We believe this effectively incentivizes senior management who have greater influence on the performance of the Company as a whole.

Overview

Executive compensation is comprised of the following components:

•	base salary;

•	annual incentive compensation;

•	long-term equity incentive awards;

•	defined contribution plan; and

•	perquisites and other personal benefits.

Each of these components represents a portion of each executive officer’s total compensation package, although participation in the defined contribution plan is at the option of the executive officer. Our policy for allocating between long-term and currently paid compensation seeks to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for the Company and its stockholders. We do not have a pre-established policy or formula for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

Process

On an annual basis, the Committee reviews and evaluates the performance and leadership of the executive officers and recommends to the independent members of the Board of Directors all compensation actions affecting the CEO. The Committee also annually reviews with the CEO his evaluation of the performance of the other executive officers and recommends to the Board of Directors all compensation actions affecting such officers.

In setting executive compensation for 2014, the Committee considered the results of the Company’s “say-on-pay” proposal at the 2014 Annual Meeting of Stockholders, which was approved by approximately 95% of the votes cast by the Company’s stockholders. The Committee considered this favorable outcome and believed it reflected the stockholders’ support for the Company’s existing compensation policies and philosophy. Consistent with this support, the Committee generally retained its compensation policies and philosophy in 2014. To assist it in its review of executive compensation, the Committee also periodically engages outside consultants to provide competitive compensation information. From time to time, the Committee uses peer group compensation data in its decision-making process to target elements of the executives’ compensation to be competitive with the Company’s peer group. The 2014 compensation decisions were made based on the factors described below under “ — Base Salaries,” “ — Annual Incentive Compensation” and “ — Equity Incentive Awards.”

Base Salaries

In connection with the Company’s cost control efforts in response to the prolonged, severe decline in the housing market, no incumbent executive officer has received a base salary increase since 2007. In addition, the Company instituted a 10% reduction in the base salaries of certain employees, including each of the named executive officers, which became effective in November 2011. As a result of pay increases in September 2013 and June 2014, executive salaries have been restored to 2007 levels.

The current base salary for each of the named executive officers is as follows:

Name and Principal Position	2014 Base Salary
Jon P. Vrabely	$400,000
President and Chief Executive Officer
Philip W. Keipp	$250,000
Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	$225,000
Vice President, Product Management and Marketing

The Company believes that all of the base salaries of the named executive officers are at levels that, considering the current economic environment, are appropriate for executives of a public corporation of the Company’s size and industry.

Annual Incentive Compensation

The Company’s annual incentive compensation program is based on the principle of economic value added (“EVA”). EVA is a measurement of the amount by which the Company’s after-tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The Company believes that, as compared to other common performance measures such as return on equity or growth in earnings per share, EVA has a higher correlation with the Company’s overall financial performance and the creation of long-term stockholder value. Although the plan is formula based, the Committee retains discretion to review and adjust the calculation and its impact on individuals, as the Committee deems appropriate.

All of the Company’s executive officers participate in the Company’s EVA Incentive Compensation Plan (the “EVA Plan”), which the Committee administers. Each year, the Committee approves the cost of capital used in the EVA formula. The amount of the EVA bonus pool available for awards is determined after the end of each year.

2014 EVA Pool and Awards

In January 2015, the Committee approved the 2014 EVA bonus pool calculation utilizing two components: (1) a percentage of the absolute EVA generated for 2014; and (2) a percentage of the improvement in EVA from 2013 to 2014. In calculating the 2014 bonus pool, the Committee used a weighted average cost of capital of 4.18%, calculated using the capital asset pricing model method. The Committee determined that the 2014 EVA bonus pool would be equal to: (1) 10% of the 2014 EVA of $7,475,000; plus (2) 10% of the $2,442,000 improvement in EVA from 2013 to 2014. This resulted in a total bonus pool for 2014 of $992,000, of which $744,000 was allocated to the named executive officers. As discussed below, Mr. Vrabely’s employment agreement provides that he will be allocated up to 30% of the total bonus pool, but in light of the Company’s and Mr. Vrabely’s performance in 2014, the Committee awarded Mr. Vrabely an additional portion of the total bonus pool. The following lists the annual cash bonus awards allocated to the named executive officers for 2014:

Name and Principal Position	2014 EVA Bonus Earned
Jon P. Vrabely	$416,640
President and Chief Executive Officer
Philip W. Keipp	$188,480
Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	$138,880
Vice President, Product Management and Marketing

The Committee determined that no portion of the 2014 EVA bonus awards would be subject to forfeiture, assuming the executive’s continued employment on the applicable payment dates. The awards are to be paid on such date or dates in 2015 as Mr. Vrabely, in his discretion, determines.

Equity Incentive Awards

The Company’s equity award program is a long-term incentive program which the Company considers to be a key retention tool. In making decisions regarding long-term equity incentive awards for executive officers, the Committee considers factors such as each individual’s performance and responsibilities. In 2014, each of the executive officers of the Company received grants of restricted stock under the 2005 Executive Incentive Compensation Plan, as amended and restated (the “2005 EIC Plan”). The awards vest ratably over three years assuming the executive’s continued employment and vest immediately in the event of the executive’s death, permanent disability, retirement or upon a change of control of the Company.

In 2014, the Committee awarded a total of 456,253 shares of restricted stock to employees, including 200,000 shares awarded in January 2014 to the named executive officers of the Company. The number of shares of restricted stock granted to the named executive officers in 2014 and 2013 is as follows:

	Restricted Stock Grant
Name and Principal Position	2014 (# of Shares)	2013 (# of Shares)
Jon P. Vrabely	100,000	133,000
President and Chief Executive Officer
Philip W. Keipp	60,000	70,000
Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	40,000	45,000
Vice President, Product Management and Marketing

Considering the Company’s stock price at the grant date, the Committee granted fewer restricted shares to each of the named executive officers in 2014 than in 2013. In its discretion, the Committee considered the executives’ performance through the prolonged, severe decline in the housing industry, that none of the named executive officers had received a base salary increase since 2007 and that the base salary of each was reduced by 10% effective November 2011, increased 5% in September 2013 and increased to 2007 levels in June 2014. The Committee believes that awards of equity compensation provide an appropriate incentive to the executive officers which align their interests with those of the Company’s stockholders, while controlling the direct costs to the Company for cash compensation.

Defined Contribution Plan

The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan. The Company may, but currently does not, make matching contributions to the plan. The named executive officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit or supplemental retirement plans.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided term life insurance coverage and reimbursement for relocation expenses, if applicable. Certain named executive officers are provided the use of a leased Company automobile or a car allowance. In certain instances, as determined on a case-by-case basis, the Company provides signing bonuses for new hires and reimbursement for spouse travel in connection with business functions.

Costs of the perquisites and personal benefits described above for the named executive officers that meet the threshold established by applicable SEC regulations are included in the Summary Compensation Table below in the “All Other Compensation” column.

Change of Control Agreements

The Company has entered into change of control agreements with certain key employees, including the named executive officers. The change of control agreements are designed to promote stability and continuity of senior management. The change of control agreements provide benefits only upon an involuntary termination or constructive termination of the officer within three years following a change of control. In addition, the Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change of control of the Company, and that all stock options become fully vested and exercisable either immediately upon a change of control or in the event that the employee is terminated following a change of control, depending on the plan. Further, the EVA Plan provides that the participants’ entire deferred balances, if any, become payable upon a change of control. Information regarding payments and benefits that would accrue to the named executive officers under such arrangements is provided under the heading “ — Potential Payments Upon Termination or Change of Control” below.

Employment Agreements

During 2014, no named executive officer was party to a written employment agreement, except Mr. Vrabely, whose compensation is discussed immediately below.

Compensation of Chief Executive Officer

Term of Employment

Effective January 1, 2007, Jon P. Vrabely was appointed as the Company’s President and Chief Executive Officer. In connection with such appointment, the Company entered into a written employment agreement with Mr. Vrabely, which has been amended from time to time. The current term of the agreement expires on December 31, 2015; however, the agreement automatically extends for an additional year on that date and on each succeeding December 31 unless either Mr. Vrabely or the Company provides written notice of intent to terminate at least 90 days prior to December 31.

Base Salary

Mr. Vrabely’s employment agreement provided for an initial base salary of $400,000 per year beginning January 1, 2007. As noted above, with Mr. Vrabely’s consent, the Company previously reduced his base salary but restored it to $400,000 in June 2014.

Annual Incentive Compensation

Mr. Vrabely’s employment agreement provides that he is to be allocated up to 30% of the EVA bonus pool under the EVA Plan. However, in light of the Company’s and Mr. Vrabely’s performance in 2014, the Committee awarded Mr. Vrabely an additional portion of the total bonus pool for a total award of $416,640. For a discussion of the annual incentive compensation payable to Mr. Vrabely and the other named executive officers, see pages 16-17 above.

Equity Incentive Compensation

Mr. Vrabely received grants of 133,000 shares of restricted stock in January 2013, 100,000 shares of restricted stock in January 2014 and 100,000 shares of restricted stock in January 2015. All awards vest ratably over three years assuming Mr. Vrabely’s continued employment and vest immediately in the event of his death, permanent disability, retirement or upon a change of control of the Company. Company stock awards held by Mr. Vrabely at the end of 2014 are reflected in the Outstanding Equity Awards at December 31, 2014 table on page18.

Severance/Change of Control

Mr. Vrabely’s employment agreement provides that he is to receive a severance payment of twice his original salary of $400,000 and average bonus for the past three years if the Company terminates his employment without cause during the term of the agreement or fails to renew his employment at the end of the term. The agreement also includes change of control provisions with the same terms as the change of control agreements with the other named executive officers. The estimated payment to Mr. Vrabely upon a change of control is described below under “— Potential Payments Upon Termination or Change of Control — Change of Control Arrangements.”

Perquisites and Other Benefits

Mr. Vrabely’s employment agreement states that he is to be provided the use of a Company-provided automobile and is to receive other employee benefits provided by the Company and generally available to executive officers.

The Committee believes that Mr. Vrabely’s compensation, while higher than that of our other executive officers, is commensurate with our other executive officers’ compensation, taking into consideration the level of his responsibilities with the Company. The Committee’s goals in setting Mr. Vrabely’s compensation are consistent with its goals for setting the compensation of our other executive officers generally such as providing compensation that is competitive with that of the companies with which we compete for talent; aligning the interests of our executives with those of our stockholders through annual incentive compensation; and promoting retention through long-term equity incentives.

Accounting and Tax Considerations

The Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. In addition, Section 162(m) of the Internal Revenue Code, as amended (the “Code), limits the deductibility of annual compensation paid to certain executive officers to $1 million per employee unless the compensation meets certain specific requirements. The Committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Assessment of Risk Relating to Compensation

The Committee believes it has allocated executive compensation among base salary and short- and long-term compensation opportunities in such a way as to not encourage excessive risk-taking. The performance metric for the annual incentive program considers broad-based corporate performance and encourages decision-making that is in the best long-term interests of the Company and its stockholders. The Committee believes that use of full value restricted stock awards under our long-term incentive program also mitigates risk and the multi-year vesting of those equity awards properly account for the time horizon of risk.

2015 Compensation Updates

January 2015 Restricted Stock Grants

In January 2015, as part of its regular annual compensation review process, the Board, upon the recommendation of the Committee, granted the Chief Executive Officer, Jon P. Vrabely, 100,000 shares of restricted stock, and granted restricted stock to the other named executive officers as follows: Philip W. Keipp — Vice President, Chief Financial Officer and Secretary, 60,000 shares of restricted stock; and Gregory W. Gurley — Vice President, Product Management and Marketing, 40,000 shares of restricted stock.

Adoption of the Amended and Restated Non-Employee Directors’ Restricted Stock Plan, Amended and Restated 2005 Employees Incentive Compensation Plan and Termination of the EVA Plan

As described in Item 3 in December 2014, the Board, upon the recommendation of the Committee, approved the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated, to extend the term of the plan for ten years, from March 15, 2015 to March 15, 2025, subject to the stockholders’ approval at the Annual Meeting

As described Item 4, in December 2014, the Board, upon the recommendation of the Committee, approved the amendment and restatement of the Company’s 2005 EIC Plan (which we refer to as the “Amended EIC Plan”), subject to the stockholders’ approval of the Amended EIC Plan at the Annual Meeting. If the stockholders approve the Amended EIC Plan, the Company will be able to make both performance-based cash and equity awards under the plan. As such, in February 2015, the Board, upon the recommendation of the Committee, determined that the EVA Plan was no longer necessary and terminated the EVA Plan effective upon the stockholders’ approval of the Amended EIC Plan.

Subject to the stockholders’ approval of the Amended EIC Plan, the Board, upon the recommendation of the Committee, also established the following performance-based goals for 2015 annual cash incentive awards to participants (including the named executive officers) under the Amended EIC Plan, up to the annual individual award limit as set forth in the Amended EIC Plan (i.e., $5.0 million per participant): (1) positive 2015 income from continuing operations before income taxes; (2) positive 2015 net operating profit after taxes; and (3) an increased share price on December 31, 2015, as compared to January 1, 2015. As approved, and subject to the terms and conditions of the Amended EIC Plan, plan participants will be eligible to receive an annual incentive award if the Company achieves any of these performance-based goals, subject to the negative discretion of the Committee to reduce or eliminate an amount that would be otherwise eligible to be paid.

Summary Compensation Table

Shown below is information concerning the compensation for services rendered in all capacities to the Company for the years ended December 31, 2014 and December 31, 2013 for Jon P. Vrabely, the Company’s President and Chief Executive Officer, and the two next most highly compensated individuals who served as executive officers of the Company at December 31, 2014.

Name and Principal Position	Year	Salary	Nonequity Incentive Plan Compensation(1)	Stock Awards(2)	All Other Compensation		Total
Jon P. Vrabely	2014	$390,692	$416,640	$380,500	$12,426	(3)	$1,200,258
President and Chief Executive Officer	2013	$364,846	$231,300	$311,220	$592		$907,958
Philip W. Keipp	2014	$244,182	$188,480	$228,300	$545	(4)	$661,507
Vice President — Chief Financial Officer and Secretary	2013	$228,029	$143,406	$163,800	$516		$535,751
Gregory W. Gurley	2014	$219,765	$138,880	$152,200	$15,786	(3)	$526,631
Vice President — Product Management and Marketing	2013	$204,719	$123,360	$105,300	$15,241		$448,620

(1)	All of the named executive officers participated in the EVA Plan for years 2013 and 2014. In February 2015, the Committee approved a total EVA bonus pool for 2014 under the EVA Plan of $992,000 of which $744,000 was allocated to the named executive officers as set forth above. The Committee determined that no portion of the 2014 EVA bonus awards would be “banked” or subject to forfeiture, assuming the participant’s continued employment. The awards to the named executive officers are to be paid on such date or dates in 2015 as determined by Mr. Vrabely in his discretion. In February 2014, the Committee approved a total EVA bonus pool for 2013 under the EVA Plan of $771,000 of which $498,066 was allocated to the named executive officers as set forth above.
(2)

Represents the grant date fair value of restricted stock awards computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The per-share grant date fair value is computed as the average of the high and low stock prices on the date of grant. The 2014 awards were granted on January 28, 2014, on which date the per-share fair value was $3.805.

Restricted stock was granted under the 2005 EIC Plan. Shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date.

(3)	For Mr. Vrabely, includes $11,460 for a car allowance and $966 for life insurance. For Mr. Gurley, includes $14,400 for a car allowance and $1,386 for life insurance.
(4)	Mr. Keipp did not receive any perquisites or personal benefits with an aggregate cost in excess of $10,000 in 2014.

Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information with respect to unexercised stock options and unvested shares of restricted stock held at December 31, 2014 by each of the named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jon P. Vrabely					263,666	(2)	$883,281
Philip W. Keipp					136,666	(3)	$457,831
Gregory W. Gurley					91,667	(4)	$307,084

(1)	Computed based on the closing price of $3.35 of the Company’s common stock on December 31, 2014.
(2)	Mr. Vrabely’s unvested restricted shares vest as follows: 33,334 on January 28, 2015; 44,333 on January 29, 2015; 75,000 on February 21, 2015; 33,333 on January 28, 2016; 44,333 on January 29, 2016; and 33,333 on January 29, 2017.
(3)	Mr. Keipp’s unvested restricted shares vest as follows: 20,000 on January 28, 2015; 23,333 on January 29, 2015; 30,000 on February 21, 2015; 20,000 on January 28, 2016; 23,333 on January 29, 2016; and 20,000 on January 29, 2017.
(4)	Mr. Gurley’s unvested restricted shares vest as follows: 13,334 on January 28, 2015; 15,000 on January 29, 2015; 21,667 on February 21, 2015; 13,333 on January 28, 2016; 15,000 on January 29, 2016; and 13,333 on January 29, 2017.

Option Exercises and Stock Vested — 2014

The following table sets forth certain information with respect to shares of restricted stock which vested during the year ended December 31, 2014 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jon P. Vrabely	186,001	$788,757	(2)
Philip W. Keipp	80,001	$335,637	(3)
Gregory W. Gurley	56,666	$238,864	(4)

(1)	Computed by multiplying the number of shares acquired on vesting by the market value of the shares on the vesting date.
(2)

Mr. Vrabely’s shares vested as follows: 66,667 shares vested on January 24, 2014, on which date the market value of the underlying shares was $4.215, 44,334 shares vested on January 29, 2014, on which date the market value of the underlying shares was $3.595, and 75,000 shares vested on February 21, 2014, on which date the market value of the underlying shares was $4.645.
(3)	Mr. Keipp’s shares vested as follows: 26,667 shares vested on January 24, 2014, on which date the market value of the underlying shares was $4.215, 23,334 shares vested on January 29, 2014, on which date the market value of the underlying shares was $3.595, and 30,000 shares vested on February 21, 2014, on which date the market value of the underlying shares was $4.645.
(4)	Mr. Gurley’s shares vested as follows: 20,000 shares vested on January 24, 2014, on which date the market value of the underlying shares was $4.215, 15,000 shares vested on January 29, 2014, on which date the market value of the underlying shares was $3.595, and 21,666 shares vested on February 21, 2014, on which date the market value of the underlying shares was $4.645.

Potential Payments Upon Termination or Change of Control

Change of Control Arrangements

Except for certain severance benefits that may be payable under Mr. Vrabely’s employment agreement (see discussion under “Compensation of Chief Executive Officer” on page 19 above), the Company does not provide any severance benefits to its named executive officers other than in connection with certain terminations following a change of control, as described below.

The Company has entered into separate change of control agreements with each of its named executive officers, except for Mr. Vrabely. The Company’s change of control agreement with Mr. Vrabely is contained in his employment agreement, the current term of which expires on December 31, 2015 and which is automatically extended for additional one-year periods unless either the Company or Mr. Vrabely gives the other party notice at least 90 days prior to expiration that the period will not be extended. The change of control agreements with the other named executive officers are for an initial three-year period and are automatically extended for an additional year on each anniversary date of the agreement unless the Company gives notice that the period will not be extended.

Each agreement provides that if, within three years following a change of control of the Company, as defined below, the employee is terminated without cause or voluntarily terminates for good reason, as defined below, the employee will be entitled to the following, in addition to salary due at the date of termination: (1) a pro rata portion of the employee’s highest annual bonus (the highest annual bonus is the greater of the annual bonus for the prior year or the average annual bonus for the prior three years), (2) a lump sum payment equal to two times the employee’s annual salary and average bonus for the prior three years, (3) the payment of deferred compensation, and (4) continuation of benefits under the Company’s welfare benefit plans for two years after termination. The foregoing amounts (other than the continuation of benefits) are to be paid in cash in a lump sum within 30 days following the employee’s termination, except that, to the extent necessary to comply with Section 409A of the Code, payments will be withheld until the first day of the seventh month following termination.

The change of control agreements define a change of control to mean, generally:

•	the acquisition of at least 50% of the Company’s outstanding shares;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s stockholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

The change of control agreements define “cause” to mean, generally:

•	personal dishonesty or breach of fiduciary duty involving personal profit at the expense of the Company;

•	repeated, deliberate violations of the employee’s duties;

•	commission of a criminal act related to the performance of the employee’s duties;

•	furnishing of proprietary confidential information about the Company to a competitor;

•	habitual intoxication by alcohol or drugs during work hours; or

•	conviction of a felony.

The change of control agreements define “good reason” to mean, generally:

•	diminution in the employee’s position, authority, duties or responsibilities;

•	failure of the Company to provide the employee with compensation and benefits as described in the agreement;

•	requiring the employee to be based at any office or location more than 35 miles from the location at which the employee was based prior to the change of control; or

•	any purported termination by the Company of the employee’s employment except as expressly permitted by the agreement.

If the Company’s tax counsel determines that any economic benefit or payment or distribution by the Company to the employee pursuant to the agreement is subject to the excise tax imposed by Section 4999 of the Code, the Company will reduce the aggregate payments due to the employee under the agreement and any other agreement, plan or program of the Company to an amount that is one dollar less than the maximum amount allowable without becoming subject to the excise tax.

The change of control agreements prohibit the officer from doing the following during employment with the Company and for one year following termination: (1) engaging in any business that is competitive with the Company, (2) soliciting for employment any current employee of the Company or any individual who had been employed by the Company in the one year prior thereto, and (3) soliciting the business of the Company or doing business with any actual or prospective customer or supplier of the Company. The change of control agreements also prohibit the officer from disclosing any confidential information of the Company at any time.

The Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change of control of the Company, as defined below. In addition, the 2005 EIC Plan provides that the participants’ entire deferred balances become payable upon a change of control.

The Company’s equity incentive plans define a change of control to mean, generally:

•	the acquisition of at least 20% of the Company’s outstanding shares;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s stockholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets;

•	the start of a tender offer for all or part of the Company’s outstanding shares; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the forms furnished to the Company or written representations of certain persons, each director, officer and beneficial owner of greater than 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, for 2014 except that Jon P. Vrabely had one late Form 4 filing consisting of one transaction related to the sale of 4,298 shares of the Company’s common stock pursuant to a Rule 10b5-1 trading plan adopted by Mr. Vrabely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review all related party transactions and potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and the related party has a direct or indirect interest. Since January 1, 2014, the beginning of the Company’s last fiscal year, the Company has not had any related party transactions involving an amount in excess of $120,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. E. Thayer Bigelow, Donald L. Glass and Delbert H. Tanner. No member of the Compensation Committee is or has ever been an officer or employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table sets forth the aggregate fees billed for the years ended December 31, 2014 and 2013 by KPMG LLP, the Company’s principal accounting firm during those years.

	2014	2013
Audit Fees(1)	$477,450	$329,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$477,450	$329,000

(1)	Audit fees consist of fees for the following services: (a) the audit of the Company’s annual financial statements, and (b) reviews of the Company’s quarterly financial statements. In 2014, based on SEC requirements, the KPMG LLP audit was expanded to an integrated audit.

The Audit Committee has adopted a policy under which the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee pre-approves all services to be provided by the independent auditors. The Audit Committee pre-approves the annual audit engagement terms and fees at the beginning of the year and pre-approves, if necessary, any changes in terms or fees resulting from changes in audit scope, Company structure or other matters. For services other than the annual audit engagement, if pre-approval by the full Audit Committee at a regularly scheduled meeting is not practical due to time limitations or otherwise, the Chairman of the Audit Committee may pre-approve such services and shall report any such pre-approval decision to the Audit Committee at the next regularly scheduled meeting.

ITEM 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this Proxy Statement. While this vote is advisory, and not binding on the Company, it will provide information to us regarding stockholder sentiment about our core principles and objectives, which we will be able to consider when determining executive compensation in the future. Last year, approximately 95% of the votes cast in our advisory vote were to approve the compensation of our named executive officers.

Stockholders should review the Compensation Discussion and Analysis beginning on page 15, compensation tables, and related narratives appearing in this Proxy Statement for more information regarding the compensation of our named executive officers. As described in those sections, the primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward the named executive officers for individual performance, Company performance and increases in stockholder value. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. The Compensation Committee regularly reviews our executive compensation program to assure that it continues to meet these overall objectives.

We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board of Directors unanimously recommends a vote “FOR” the following resolution:

RESOLVED, that the compensation of the named executive officers as disclosed in the Proxy Statement is approved.

Vote Required

Assuming a quorum is present at the meeting, the proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

ITEM 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

The 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated (the “2005 Directors’ Stock Plan”), was set to expire on March 15, 2015. The Board, subject to stockholder approval at the 2015 Annual Meeting, has adopted a further amendment and restatement of the 2005 Directors’ Stock Plan (which we refer to as the “Amended Directors’ Stock Plan”), for the primary purpose of extending its term to March 15, 2025. The Amended Directors’ Stock Plan is otherwise generally consistent with the 2005 Directors’ Stock Plan. In particular, the Board did not approve any additional shares to be issued under the Amended Directors’ Stock Plan.

Like the 2005 Directors’ Stock Plan, the Amended Directors’ Stock Plan, upon approval by our stockholders, will allow for the issuance of awards of restricted stock and restricted stock units to directors of the Company who are not also employees of the Company (“Nonemployee Directors”). The plan is designed to promote the achievement of long-term objectives of the Company by linking the personal interests of the Company’s Nonemployee Directors to those of the Company’s stockholders, and to attract and retain Nonemployee Directors of outstanding competence.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated.

The following is a summary of the Amended Directors’ Stock Plan, including the provisions consistent with the 2005 Directors’ Stock Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Directors’ Stock Plan, which is set forth in Attachment A to this Proxy Statement.

Summary of the Material Terms of the Amended Directors’ Stock Plan

General

The Amended Directors’ Stock Plan authorizes the granting of equity incentive awards of up to 575,000 shares of the Company’s common stock. Incentive awards may be in the form of restricted stock and restricted stock units. As of December 31, 2014, 272,585 shares of common stock remained available for awards under the 2005 Directors’ Stock Plan. If approved by our stockholders, unless terminated earlier, the Amended Directors’ Stock Plan will expire March 15, 2025. Only Nonemployee Directors of the Company will be eligible to receive incentive awards under the Amended Directors’ Stock Plan.

Administration

The Compensation Committee administers the Amended Directors’ Stock Plan. The Compensation Committee has the authority to determine the individuals to whom awards will be granted, the nature, amounts and terms of such awards, and the objectives and conditions for earning such awards. The Compensation Committee may delegate its authority under the Amended Directors’ Stock Plan to one or more of its members, officers of the Company, or agents, and the Compensation Committee or any person to whom it has delegated its authority may employ individuals to render advice regarding the responsibility of the Compensation Committee or the person to whom it has delegated its authority under the Amended Directors’ Stock Plan.

Types of Awards

Awards under the Amended Directors’ Stock Plan may include restricted stock and restricted stock units.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted shares and restricted units, including the quantity of the award, the period of restriction, and other provisions, will be determined by the Compensation Committee. Restricted units may be paid in cash, shares of the Company’s common stock, or a combination of cash and shares as the Compensation Committee may determine.

The restrictions imposed by the Compensation Committee may be related to the achievement of specific goals, payments of a stipulated purchase price, periods of time, or restrictions imposed by law, stock exchange or market, or the Compensation Committee. Unless otherwise determined by the Compensation Committee and provided for in the applicable award agreement or prohibited by law, holders of restricted shares may be granted full voting rights during the period for which the shares are restricted. Holders of restricted units do not have voting rights with respect to those restricted units. Dividends or dividend equivalent rights, as applicable, paid with respect to underlying shares during the period of restriction may be credited to the participant holders of restricted shares or restricted units, if the Compensation Committee so determines.

Other Terms and Conditions

Agreements. Awards granted under the Amended Directors’ Stock Plan will be evidenced by agreements consistent with the Amended Directors’ Stock Plan. Nothing in the Amended Directors’ Stock Plan shall confer any right to nomination for reelection by the Company’s stockholders.

Transferability of Awards. Awards may not be transferred until the end of the applicable period of restriction or satisfaction of conditions specified by the Compensation Committee. Rights with respect to awards of restricted shares or restricted units shall be available to the participant only during his or her lifetime. Participants may designate a beneficiary to whom any benefit shall be paid in the case of the participant’s death or in the absence of the designation of a beneficiary, benefits remaining unpaid or unexercised at death, shall be paid or exercised by the legal representative of the participant’s estate.

Forfeiture. Unless otherwise determined by the Compensation Committee, all unvested restricted shares or restricted units will be forfeited upon the participant’s termination, for any reason, from the Board. The award agreement may specify additional events that may result in forfeiture of an award, including violation of material Company policies or other conduct by the participant that is detrimental to the business or reputation of the Company, its subsidiaries, or its affiliates.

Change of Control. Unless otherwise provided in an applicable award agreement, if a change of control occurs (as defined in the Amended Directors’ Stock Plan), all then-outstanding restricted stock and restricted units will vest in full and become free of restrictions.

Eligibility

The Compensation Committee may grant awards under the Amended Directors’ Stock Plan to any Nonemployee Director who is serving on the Board on the date of such grant. There are currently six Nonemployee Directors serving on the Board.

Awards Granted Under the Amended Directors’ Stock Plan

The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Directors’ Stock Plan are not presently determinable. However, as part of our current compensation program for Nonemployee Directors, each Nonemployee Director is awarded on the date of the Annual Meeting of Stockholders, a grant of restricted units for a number of shares equal to the lesser of (1) $15,000 or (2) 15,000 shares. These restricted units vest in full on the date of the next annual meeting of stockholders or upon a change of control of the Company. Restricted units which have vested are delivered to the director upon cessation of Board service. There is no change in the stock portion of the director compensation program for 2015. See “Compensation of Directors” for additional information regarding the compensation of our Nonemployee Directors.

Shares Subject to the Amended Directors’ Stock Plan

An aggregate of up to 575,000 shares of common stock was reserved for issuance for awards under the Amended Directors’ Stock Plan. As of December 31, 2014, 272,585 shares of common stock remained available for awards under the 2005 Directors’ Stock Plan. Shares available for issuance under the 2005 Directors’ Stock Plan will carryover for issuance under the Amended Directors’ Stock Plan. Shares of common stock to be delivered or purchased under the Amended Directors’ Stock Plan may be either authorized and unissued common stock or treasury shares.

Shares of common stock not actually issued (for example, due to forfeiture or cancellation), shares settled in cash in lieu of the shares, and shares exchanged for awards not involving shares will be available for additional grants.

Anti-Dilution Protection

In the event of unusual or nonrecurring events, including corporate events or transactions (such as a change in the authorized shares of the Company, a change in the capitalization of the Company, a merger, or other similar change in capital structure or distribution), the Compensation Committee may adjust the number and kind of shares that may be issued under the Amended Directors’ Stock Plan and the terms and conditions of outstanding awards as it deems necessary and appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Directors’ Stock Plan.

Amendment and Termination

Subject to stockholder approval as may be required under applicable law, regulation or stock exchange rule, the Compensation Committee or the Board of Directors may at any time amend or terminate the Amended Directors’ Stock Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Amended Directors’ Stock Plan without the consent of the recipient. Unless terminated earlier, the Amended Directors’ Stock Plan will expire March 15, 2025.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Amended Directors’ Stock Plan are described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares under the Amended Directors’ Stock Plan, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company generally will be entitled to a corresponding deduction for the year in which the recipient is taxed on the award. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the amount recognized by the recipient for income tax purposes. Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected under Section 83(b) to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant normally will not recognize taxable income upon an award of restricted units under the Amended Directors’ Stock Plan, and the Company will not be entitled to a deduction, until the lapse of the applicable restrictions and the issuance of the earned shares. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Effective Date

If approved by the stockholders of the Company, the Amended Directors’ Stock Plan shall be effective as of December 9, 2014.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated.

Vote Required

Assuming a quorum is present at the meeting, the Amended Directors’ Stock Plan will be approved if the proposal receives the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. An abstention shall be treated as a vote cast and will have the effect of a vote against the proposal. If the stockholders do not approve the Amended Directors’ Stock Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation, plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

ITEM 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

The 2005 EIC Plan was set to expire on March 15, 2015. The Board, subject to stockholder approval at the 2015 Annual Meeting, has adopted a further amendment and restatement of the 2005 EIC Plan (which we refer to as the “Amended EIC Plan”), for two primary purposes:

•	To extend the term of the 2005 EIC Plan to April 27, 2025; and

•	To provide the Compensation Committee with greater flexibility to grant awards that may qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

The Amended EIC Plan is otherwise generally consistent with the 2005 EIC Plan. In particular, the Board did not approve any additional shares to be issued under the Amended EIC Plan.

Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the chief executive officer and the three other most highly compensated officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to, and approved by, a majority vote of our stockholders, generally at least once every five years. By approving the Amended EIC Plan, stockholders also will be approving the material terms of the performance goals under the Amended EIC Plan. The material terms of the performance goals for the Amended EIC Plan are disclosed below under “Summary of the Material Terms of the Amended EIC Plan — Performance-Based Compensation Under Section 162(m).” Although stockholder approval of the Amended EIC Plan will provide the Company flexibility to grant awards under the Amended EIC Plan that qualify as “performance-based” compensation under Code Section 162(m), we retain the ability to grant awards under the Amended EIC Plan that do not qualify as “performance-based” compensation under Code Section 162(m).

We believe that the approval of the Amended EIC Plan is necessary to allow us to offer competitive compensation to our executive officers and other employees while retaining the ability to benefit from deducting such compensation for tax purposes in accordance with Code Section 162(m).

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated.

The following is a summary of the Amended EIC Plan, including the provisions consistent with the 2005 EIC Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended EIC Plan, which is set forth in Attachment B to this Proxy Statement.

Summary of the Material Terms of the Amended EIC Plan

General

The Amended EIC Plan authorizes the granting of equity incentive awards of up to 6,125,000 shares of common stock, subject to certain additional limitations on the amount of certain types of awards that may be issued in a given year or to a single plan participant. As of December 31, 2014, 1,611,656 shares of common stock remained available for awards under the Amended EIC Plan (see “Stock Plan Table” below). Additionally, the Amended EIC Plan authorizes the issuance of cash-based incentive awards.

Incentive awards may be in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards, and cash-based incentive awards, including annual incentive awards (i.e., a cash-based performance award with a performance period determined by the Committee). Unless terminated earlier, the Amended EIC Plan will expire ten years after approved by the stockholders. Employees, independent contractors and consultants of the Company, its affiliates, and its subsidiaries are eligible to receive incentive awards under the Amended EIC Plan.

Administration

The Compensation Committee administers the Amended EIC Plan. The Compensation Committee has the authority to determine the individuals to whom awards will be granted, the nature, amounts and terms of such awards, and the objectives and conditions for earning such awards. The Compensation Committee may delegate its authority under the Amended EIC Plan to one or more persons, and the Compensation Committee or any persons to whom it has delegated its authority may employ individuals to render advice regarding the responsibility of the Compensation Committee or the agent to whom it has delegated its authority under the Amended EIC Plan.

Types of Awards

Awards under the Amended EIC Plan may include stock options, SARs, restricted stock, restricted stock units, other stock-based awards, and cash incentive awards, including annual incentive awards. Any of these awards may be performance awards that are conditioned on attainment of performance goals.

Stock Options. The Compensation Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, expiration and other conditions on exercise will be determined by the Compensation Committee. Incentive stock option grants shall be made only to employees of the Company or its subsidiaries, in accordance with Code Section 422. Under the Amended EIC Plan, no more than 1,425,000 shares may be issued pursuant to ISOs.

The Compensation Committee in its discretion will determine the exercise price for stock options, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in (1) cash, (2) shares of common stock held by the participant for at least six months (or such other period as the Compensation Committee may permit) with an aggregate fair market value equal to the option price, (3) a combination of cash and shares of common stock, or (4) any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights. The Compensation Committee may grant SARs in tandem with stock options, independent of stock options, or a combination of these forms. The terms and conditions of SARs, including the quantity, expiration, and conditions on exercise, will be determined by the Compensation Committee. An employee of a subsidiary of the Company who is subject to Code Section 409A may be granted SARs only to the extent that the subsidiary is part of the Company’s consolidated group for federal tax purposes. A SAR entitles the participant to receive, upon its exercise, a payment, in common stock, equal to (1) the excess of the fair market value of a share of common stock on the exercise date over the SAR grant price, multiplied by (2) the number of shares of common stock with respect to which the SAR is exercised. The Compensation Committee may impose restrictions on the common stock received as payment by, for example, requiring the participant to hold such common stock for a specified period of time.

The grant price of each SAR granted independent of stock options is determined by the Compensation Committee, provided that the grant price on the date of grant must be at least equal to 100% of the fair market value of the common stock on the date of grant. The grant price of each SAR granted in tandem with a stock option shall be equal to the exercise price of the related stock option.

SARs must be exercised within a period fixed by the Compensation Committee, not to exceed ten years from the date of grant.

SARs granted independent of stock options may be exercised upon the terms and conditions specified by the Compensation Committee. SARs granted in tandem with stock options may be exercised upon the surrender of the right to exercise the related stock option. If a SAR is granted in tandem with an incentive stock option, that SAR will expire at or before the time of the incentive stock option, the SAR may be exercised only if the fair market value of the shares subject to the stock option is greater than the option price of the stock option, and the payment received upon exercise may not exceed the difference between (1) the fair market value of the shares subject to the stock option at the time of exercise of the SAR, and (2) the exercise price of the underlying stock option.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the Amended EIC Plan and any other terms and conditions determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards which are, at its discretion, payable in cash, stock, other awards under the Amended EIC Plan or property upon the attainment of performance goals established by the Compensation Committee over a specified performance period. Any type of award may be granted under the Amended EIC Plan as a performance award, including annual incentive awards or other cash-based incentive awards.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our chief executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the Amended EIC Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee will be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	market share;

•	working capital targets;

•	liquidity measures;

•

implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (G) days’ sales outstanding; (H) quality; (J) specific products/projects (including new product introductions);

(K) recruitment or retention of personnel; (L) personnel cost to gross profit ratio; (M) restructuring activities; or (N) acquisition activities; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The Compensation Committee can also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude (or otherwise adjust for) the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other special significant items or other unusual non-recurring items, tax adjustments, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other filings with the SEC).

In addition, compensation realized from the exercise of options and SARs granted under the Amended EIC Plan is intended to meet the requirements of the performance-based compensation exception under Code Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant, and be granted to covered individuals by a Compensation Committee consisting of at least two outside directors. The Amended EIC Plan limits the number of shares that may be the subject of awards granted to any individual during any calendar year.

Limitations; Committee Discretion. Subject to certain adjustments for changes in our corporate or capital structure described below and certain other exceptions, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted stock options or stock appreciation rights for more than 500,000 shares in any calendar year or more than 500,000 shares for all share-based awards that are performance awards in any calendar year. Under the 2005 EIC Plan, participants were limited for the plan year to a maximum of 200,000 stock options, 200,000 stock appreciation rights, 100,000 restricted stock or restricted stock units, 100,000 performance units or shares, and 100,000 for other equity-based awards plus, in each case, any unused amounts from the prior plan year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the Amended EIC Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may not exceed $5.0 million for an annual incentive award and $5.0 million for all other cash-based awards. The limitation per participant in the 2005 EIC Plan was $2.0 million for cash-based awards per calendar year.

The Compensation Committee may, in its discretion, reduce the amount of a payment otherwise to be made in connection with a performance award.

Other Terms and Conditions

Agreements. Awards granted under the Amended EIC Plan will be evidenced by agreements consistent with the Amended EIC Plan. Neither the Amended EIC Plan nor any agreements entered thereunder confer a right to continued employment to any participant. Each agreement shall specify the extent to which a participant shall have the right to receive awards following termination of his employment with or provision of services to the Company, its affiliates, or its subsidiaries.

Transferability of Awards. Absent action by the Compensation Committee, awards may not be transferred except by will or the laws of descent and distribution. The Compensation Committee may take action at its discretion to permit transfer of any or all awards, provided that the transferee of the award must be the participant to whom the award has been granted, a family member of the participant to whom the award has been granted, or a charity.

Change of Control. Unless otherwise provided in an applicable award agreement, if a change of control occurs (as defined in the Amended EIC Plan), all outstanding stock options and SARs will become fully vested and exercisable, and all then-outstanding restricted stock and restricted units shall vest in full and be free of restrictions. The treatment of all other awards shall be determined by the Compensation Committee as reflected in the applicable award agreement.

No Repricing. Without stockholder approval, the Compensation Committee is not authorized to (1) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Amended EIC Plan, such as stock splits, or (2) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Eligibility

The Compensation Committee may grant awards to any employee of the Company, its affiliates, or its subsidiaries on the payroll records thereof or any individual classified or treated by the Company, its affiliates, or its subsidiaries as an independent contractor or consultant. The Compensation Committee shall select the individuals to whom an award shall be granted, and shall, in its sole discretion, determine the nature, amount, and terms of the award. Currently, the Company expects approximately 70 individuals, including 4 executives, will receive awards in 2015 under the Amended EIC Plan.

Plan Benefits

The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended EIC Plan are not presently determinable. As a result of the discretionary nature of the Amended EIC Plan, it is not possible to state who the participants in the Amended EIC Plan will be in the future or the number of options or other awards to be received by a person or group.

The following table sets forth the number of awards granted under the 2005 EIC Plan by type during 2014 to the listed persons and groups and the average per share exercise price of the options granted:

Name and position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
Jon P. Vrabely	—	—	100,000
President and Chief Executive Officer
Philip Keipp	—	—	60,000
Vice President, Chief Financial Officer and Secretary
Greg Gurley	—	—	40,000
Vice President, Chief Marketing Officer
All executive officers, as a group	—	—	235,000
All employees who are not executive officers, as a group	0	0	221,253

The Compensation Committee established maximum annual cash incentive awards for 2015 under the Amended EIC Plan for Mr. Vrabely and certain other Company executives intended to qualify as “performance-based” compensation for purposes of Code Section 162(m), subject to the Amended EIC Plan being approved by our stockholders. The intent of the issuance of these awards is to preserve the tax deductibility of the amounts payable to Mr. Vrabely and the other covered employees. Subject to the Compensation Committee’s discretion to reduce the amounts payable in connection with these awards, the maximum annual incentive award will be earned by each of Mr. Vrabely and the covered employees if the Company achieves any one of the following performance goals:

•	positive 2015 income from continuing operations before income taxes;

•	positive 2015 net operating profit after taxes; or

•	increased share price on December 31, 2015 compared to January 1, 2015.

The actual amount of each annual incentive award granted in any single plan year cannot exceed $5.0 million dollars, the maximum individual annual incentive award amount permitted under the Amended EIC Plan. Effective upon the Amended EIC Plan being approved by our stockholders, the EVA Plan will be terminated. See “Compensation Discussion and Analysis — Annual Incentive Compensation” for a discussion about the 2014 program.

Stock Plan Table

The following table presents information on the Company’s equity compensation plans at December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	105,250	$9.23	—
Equity compensation plans not approved by security holders	—	N/A	1,884,241

Total	105,250	$9.23	1,884,241

Shares Subject to the Amended EIC Plan

The Amended EIC Plan authorizes the granting of equity incentive awards of up to 6,125,000 shares of common stock. Shares of common stock to be delivered or purchased under the Amended EIC Plan may be either authorized and unissued common stock or treasury shares. The closing price of a share of our common stock as of March 2, 2015, was $3.26.

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Amended EIC Plan. Moreover, if the exercise price of any stock option granted under the Amended EIC Plan or the tax withholding requirements with respect to any award granted under the Amended EIC Plan are satisfied by tendering shares of common stock to the Company, or if an SAR is exercised, only the number of shares issued, net of any shares tendered will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Amended EIC Plan. Shares covered by the Company’s prior stock plans, the 1999 Stock Incentive Plan, as amended, and the 2001 Stock Incentive Plan, as amended, that are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent awards under the Amended EIC Plan.

Anti-Dilution Protection

In the event of unusual or nonrecurring events, including corporate events or transactions (such as a change in the authorized shares of the company, a change in the capitalization of the company, a merger, or other similar change in capital structure or distribution), the Compensation Committee shall adjust in its sole discretion the number and kind of shares that may be issued under the Amended EIC Plan, the terms and conditions of outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards, as it deems necessary and appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended EIC Plan.

Amendment and Termination

Subject to stockholder approval as may be required under applicable law, regulation or stock exchange rule, the Board of Directors may at any time amend or terminate the Amended EIC Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Amended EIC Plan without the consent of the recipient. Unless the Amended EIC Plan is terminated at an earlier date by the Board of Directors, no awards may be made under the Amended EIC Plan after the tenth anniversary of its effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Amended EIC Plan are described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. The Amended EIC Plan allows for the grant of incentive stock options (“ISOs”) within the meaning of Code Section 422. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the recipient disposes of the shares purchased pursuant to an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (1) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (2) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will generally be taxed as ordinary income to the extent of the excess of the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the option price, and (b) the gain on the sale. The balance of any gain or loss will be treated as a capital gain or loss. The Company will generally be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Non-Qualified Stock Options. The recipient of a non-qualified stock option under the Amended EIC Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company will generally be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the non-qualified stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights. A recipient who is granted stock appreciation rights under the Amended EIC Plan will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (1) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (2) the Company will be generally entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock. A recipient will not be taxed at the date of an award of restricted stock under the Amended EIC Plan, but will be taxed at ordinary income rates on the fair market value of any restricted stock as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted stock to the recipient, elects under Code Section 83(b) to include in income the fair market value of the restricted stock as of the date of such transfer. The Company generally will be entitled to a corresponding deduction for the year in which the recipient is taxed on the award. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the amount recognized by the recipient for income tax purposes. Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected under Section 83(b) to be taxed on the fair market value of the restricted stock upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant normally will not recognize taxable income upon an award of restricted stock units under the Amended EIC Plan, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions and the issuance of the earned shares. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will generally be entitled to a deduction in the same amount.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award. Normally, a participant will not recognize taxable income upon the grant of the awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then generally be entitled to a deduction in the same amount.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated.

Vote Required

Assuming a quorum is present at the meeting, the Amended EIC Plan will be approved if the proposal receives the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. An abstention shall be treated as a vote cast and will have the effect of a vote against the proposal. If the stockholders do not approve the Amended EIC Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation, plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

ITEM 5 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2014. A representative of KPMG LLP will be present, in person or via telephone, at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2015. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Vote Required

Assuming a quorum is present at the meeting, the proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

MISCELLANEOUS

Solicitation of Proxies

This solicitation of proxies for use at the Annual Meeting is being made by the Company, and the Company will bear all of the costs of the solicitation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material. In the event that the Company decides to engage a proxy solicitation firm to assist with the solicitation of proxies, we would expect to engage Georgeson Inc., and we estimate that the additional cost to be borne by the Company would be approximately $10,000 plus reasonable and approved out-of-pocket expenses.

Next Annual Meeting; Stockholder Proposals

The Company’s bylaws provide that the Annual Meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting on or before November 21, 2015. In addition, the Company’s bylaws provide that if stockholders intend to nominate directors or present proposals at the 2016 Annual Meeting other than through inclusion of such proposals in the Company’s proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 28, 2016 and no later than February 27, 2016. If the Company does not receive notice by that date, then such proposals may not be presented at the 2016 Annual Meeting.

Attachment A

2005 Non-Employee Directors’

Restricted Stock Plan

Huttig Building Products, Inc.

Third Amendment and Restatement Effective March 31, 2015

Huttig Building Products, Inc.

2005 Non-Employee Directors’ Restricted Stock Plan

Article 1 — Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Huttig Building Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”), has established an incentive compensation plan known as the Huttig Building Products, Inc. 2005 Non-Employee Directors’ Restricted Stock Plan (hereinafter referred to as the “Plan”), effective originally as of March 15, 2005 (the “Initial Effective Date”). The Plan permits the grant of Restricted Stock and Restricted Stock Units. The Plan, as amended and restated herein, was approved by the Board and is to become effective upon approval by the Company’s stockholders at the 2015 annual meeting of stockholders to be held on April 27, 2015. The Plan, if approved by the Company’s stockholders, shall be effective as of March 31, 2015 (the “Restatement Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of the Participants to those of the Company’s stockholders, and to attract and retain Nonemployee Directors of outstanding competence.

1.3 Duration of the Plan. The Plan commenced as of the Initial Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article 10 herein, until March 31, 2025. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2 — Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of the Plan by the Committee.

2.2	“Award” means, individually or collectively, a grant under this Plan of Restricted Stock or Restricted Stock Units, in each case subject to the terms of the Plan

2.3	“Award Agreement” means an agreement entered into by and between the Company and a Nonemployee Director setting forth the terms and provisions applicable to an Award, including any amendment or modification thereof, granted under this Plan.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6

“Change in Control” of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events after the Restatement Effective Date: (a) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Shares or any securities convertible into such Shares, (b) the receipt by the Company of a Schedule 13D or other notice indicating that a person is the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Shares calculated as provided in paragraph (d) of said Rule 13d-3, (c) the date of consummation of any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company (“Business Transaction”) in which the Company will not be the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a Business Transaction in which the holders of the Shares immediately prior to the Business Transaction would own more than 50% of the common stock of the surviving corporation immediately after the Business Transaction, (d) the date of consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (e) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, or (f) the date upon which the individuals who constitute the Board as of the Restatement Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.8	“Committee” means the Management Organization and Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.9	“Company” means Huttig Building Products, Inc., a Delaware corporation, and any successor thereto as provided in Article 11 herein.

2.10	“Director” means any individual who is a member of the Board of Directors of the Company.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on The Nasdaq Market LLC (“Nasdaq”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low, closing bid and asked, or opening and closing prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.13	“Initial Effective Date” has the meaning set forth in Section 1.1.

2.14	“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.15	“Nonemployee Director” means a Director who is not an employee of the Company.

2.16	“Participant” means a Nonemployee Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.17	“Period of Restriction” means the period when Awards are subject to a substantial risk of forfeiture based on the passage of time and/or upon the occurrence of other events as determined by the Committee, in its discretion, as provided in Article 6.

2.18	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as provided in Section 13(d) thereof.

2.19	“Plan” means the Huttig Building Products, Inc. 2005 Non-Employee Directors’ Restricted Stock Plan, as it may be amended from time to time.

2.20	“Plan Year” means the calendar year.

2.21	“Restatement Effective Date” has the meaning set forth in Section 1.1

2.22	“Restricted Stock” means an Award granted to a Participant pursuant to Article 6.

2.23	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 6, except no Shares are actually awarded to the Participant on the date of grant.

2.24	“Share” means a share of common stock of the Company, $.01 par value per share.

2.25	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

Article 3 — Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 10, adopting modifications and amendments to the Plan or any Award Agreement, including, without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

Article 4 — Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the maximum number of Shares hereby reserved for issuance to Participants under the Plan on or after the Initial Effective Date (the “Share Authorization”) shall be five hundred seventy-five thousand (575,000) Shares. Any Shares related to Awards which terminate by forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock or Restricted Stock Units. In addition, the Committee, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 9 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate.

Article 5 — Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each applicable grant under the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6 — Restricted Stock and Restricted Stock Units

6.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued to the Participant on the date of grant. Restricted Stock

Units represent the right to receive Shares in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.

6.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

6.3 Transferability. Except as provided in this Article 6, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

6.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 6, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

6.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Huttig Building Products, Inc. 2005 Non-Employee Directors’ Restricted Stock Plan and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Huttig Building Products, Inc.

6.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee, in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units. Dividend equivalents shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

6.8 Termination of Directorship. Unless otherwise designated by the Committee, all unvested Shares of Restricted Stock or Restricted Stock Units will be forfeited upon termination of service from the Board for any reason.

6.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 7 — Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 8 — No Right of Nomination

8.1 Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s stockholders.

8.2 Participation. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

8.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 9 — Change in Control

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article 9 shall apply in the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change in Control, any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested. Subject to Article 10, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 10 — Amendment, Modification, Suspension, and Termination

10.1 Amendment, Modification, Suspension, and Termination. Subject to Section 10.3, the Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the Nasdaq Stock Market Rules.

10.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

10.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (other than Section 10.4), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

10.4 Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or a similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 11 — Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 12 — General Provisions

12.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events shall include, but shall not be limited to, violation of material Company policies, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries and Affiliates.

12.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

12.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

12.4 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

12.5 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.6 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or its Subsidiaries and/or its Affiliates and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company and/or its Subsidiaries and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

12.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 13 — Legal Construction

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.5 Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

13.6 No Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

13.7 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

13.8 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

13.9 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

13.10 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Attachment B

2005 Executive Incentive Compensation Plan

Huttig Building Products, Inc.

Fourth Amendment and Restatement Effective April 27, 2015

Huttig Building Products, Inc.

2005 Executive Incentive Compensation Plan

Article 1 — Establishment, Purpose, and Duration

1.1 Establishment. Huttig Building Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”), has established an incentive compensation plan known as the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan (hereinafter referred to as the “Plan”), effective originally as of March 15, 2005 (the “Initial Effective Date”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and cash-based incentive awards, including Annual Incentive Awards. The Plan, as amended and restated herein, was approved by the Board and is to become effective upon approval by the Company’s stockholders at the 2015 annual meeting of stockholders to be held on April 27, 2015 (the “Restatement Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Eligible Persons develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able Eligible Persons as service providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten years from the Restatement Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2 — Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Annual Incentive Award” means a cash-based Performance Award with a Performance Period that is the Company’s fiscal year or other 12-month (or shorter) Performance Period as specified under the terms of the Award as approved by the Committee.

2.4 “Award” means, individually or collectively, a grant under this Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or cash incentive award (including an Annual Incentive Award).

2.5 “Award Agreement” means either: (a) a written agreement entered into by and between the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events after the Restatement Effective Date: (a) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Shares or any securities convertible into such Shares, (b) the receipt by the Company of a Schedule 13D or other notice indicating that a person is the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Shares calculated as provided in paragraph (d) of said Rule 13d-3, (c) the date of consummation of any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company (“Business Transaction”) in which the Company will not be the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a Business Transaction in which the holders of the Shares immediately prior to the Business Transaction would own more than 50% of the common stock of the surviving corporation immediately after the Business Transaction, (d) the date of consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (e) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, or (f) the date upon which the individuals who constitute the Board as of the Restatement Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Committee” means the Management Organization & Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11 “Company” means Huttig Building Products, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.12 “Covered Employee” means any key Employee who is or may become (as determined by the Committee in its discretion) a “Covered Employee,” as defined in Section 162(m) of the Code.

2.13 “Eligible Person” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof or any individual who is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor or consultant.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on The Nasdaq Market LLC (“Nasdaq”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low, closing bid and asked, or opening and closing prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.16 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.17 “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.18 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.19 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.20 “Initial Effective Date” has the meaning set forth in Section 1.1.

2.21 “Insider” shall mean an individual who is, the relevant date, an officer, or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.24 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 9.

2.26 “Participant” means any Eligible Person as set forth in Article 5 to whom an Award is granted.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Article 11) over a Performance Period established by the Committee, and includes an Annual Incentive Award.

2.28 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Period” means the period of time during which the performance goals must be met in order to determine the amount payable to, and/or the Participant’s vested interest with respect to an Award.

2.30 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32 “Plan” means the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan, as it may be amended from time to time.

2.33 “Plan Year” means the calendar year.

2.34 “Prior Plans” means the Huttig Building Products, Inc. 1999 Stock Incentive Plan, as amended, and the Huttig Building Products, Inc. 2001 Stock Incentive Plan, as amended.

2.35 “Restatement Effective Date” has the meaning set forth in Section 1.1.

2.36 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.37 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, with respect to which Shares are awarded upon the satisfaction or lapse of the restrictions applicable thereto.

2.38 “Share” means a share of common stock of the Company, $.01 par value per share.

2.39 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.40 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

2.41 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3 — Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 16, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

Article 4 — Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan on or after the Initial Effective Date (the “Share Authorization”) shall be 6,125,000.

(b)	Of the Shares reserved for issuance under Section 4.1(a) of this Plan, all of the reserved Shares may be issued pursuant to Full Value Awards.

(c)	Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under this Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 1,425,000.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. Shares covered by awards granted under the Prior Plans that after the Effective Date are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent Awards under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Subject to adjustment under Section 4.4 (to the extent applicable), the maximum amount for each type of Award intended to constitute Performance-Based Compensation granted to any Participant in any Plan Year shall not exceed the following (each an “Annual Award Limit” and, collectively, the “Annual Award Limits”):

(a)	Options and SARs. The maximum aggregate number of Shares subject to all Options and SARs granted in any one Plan Year to any one Participant shall be 500,000 plus the amount of the Participant’s unused applicable Annual Award Limit for Options and SARs as of the close of the previous Plan Year.

(b)	Share-Based Performance Awards. The maximum aggregate number of Shares subject to all Share-based Performance Awards (including Restricted Stock, Restricted Stock Units and Other Stock-Based Awards that are Performance Awards) granted in any one Plan Year to any one Participant shall be 500,000 plus the amount of the Participant’s unused applicable Annual Award Limit for Share-based Performance Awards as of the close of the previous Plan Year.

(c)	Cash-Based Performance Awards. The maximum amount of cash-based Performance Awards granted in any one Plan Year to any one Participant shall be as follows: (i) Annual Incentive Award: $5.0 million; and (ii) all other cash-based Performance Awards: $5.0 million.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

Article 5 — Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Eligible Persons.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Persons, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6 — Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Eligible Persons who are employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder). However, an Eligible Person who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to 100% of the FMV of the Shares on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares acquired pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

Article 7 — Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO;

(b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.8 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8 — Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant. Restricted Stock Units represent the right to receive Shares in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Huttig Building Products, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9 — Other Stock-Based Awards

9.1 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

9.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

9.4 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10 — Transferability of Awards

10.1 Transferability. Except as provided in Section 10.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

10.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 10.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only the Participant to which the Award had been granted, a “family member” (as defined below in Section 10.4 below) of such Participant, or a charity may be a transferee of such Award. Such a determination may be made at the time an Award is granted or at any time thereafter.

10.3 Domestic Relations Orders. Without limiting the generality of Section 10.1, and notwithstanding Section 10.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

10.4 Family Member. For purposes of Section 10.2, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

Article 11 — Performance Awards

11.1 Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

11.2 Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as having the potential to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11.2. Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended to qualify as Performance-Based Compensation.

(a)	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). To the extent consistent with the requirements of Section 162(m) of the Code, the Committee may determine at the time that goals under this Section 11.2 are established, the extent to which measurement of performance goals may exclude (or otherwise adjust for) the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, goodwill impairment, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other special significant items or other unusual non-recurring items, tax adjustments related to expiration of statute of limitations or completion of tax audits, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b)	Performance Measures. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards:

(i)	Net earnings or net income (before or after taxes);

(ii)	Earnings per share;

(iii)	Net sales or revenue growth;

(iv)	Net operating profit (before or after taxes);

(v)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(vi)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(vii)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(viii)	Gross or operating margins;

(ix)	Productivity ratios;

(x)	Share price (including, but not limited to, growth measures and total stockholder return);

(xi)	Expense targets;

(xii)	Margins;

(xiii)	Operating efficiency;

(xiv)	Market share;

(xv)	Customer satisfaction;

(xvi)	Working capital targets;

(xvii)	Liquidity measures;

(xviii)	Implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (G) days sales outstanding; (H) quality; (J) specific products/projects (including new product introductions); (K) recruitment or retention of personnel; (L) personnel cost to gross profit ratio; (M) restructuring activities; and (N) acquisition activities; and

(xix)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

In each case, such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

(c)	Timing for Establishing Performance Goals. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation.

(d)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

11.3 Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code to the extent required by Section 162(m) of the Code. To the extent permitted by Section 162(m) of the Code, the Committee may delegate any responsibility relating to such Performance Awards.

11.4 Status Awards Under Section 162(m). It is the intent of the Company that Performance Awards under Section 11.2 hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute Performance-Based Compensation. Accordingly, the terms of Section 11.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Article 12 — Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the

Committee. Dividend equivalents shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

Article 13 — Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 14 — Rights of Participants

14.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15 — Change in Control

15.1 Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 15 shall apply in the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change in Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all then-outstanding Restricted Stock and Restricted Stock Units shall vest in full and be free of restrictions. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Article 16 — Amendment, Modification, Suspension, and Termination

16.1 Amendment, Modification, Suspension, and Termination. Subject to Section 16.3, the Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.4, (i) neither the Option Price of an Option nor the Grant Price of an SAR may be lowered, (ii) a new Award may not be granted in exchange for the cancellation of an outstanding Award, and (iii) no Option or SAR for which the Option Price or Grant Price, as applicable, is less than the Fair Market Value of the Shares underlying the Option or SAR, may be cancelled in exchange for a cash payment. In addition, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code and, if applicable, the Nasdaq Stock Market Rules.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

16.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 16.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

16.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 17 — Withholding

17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18 — Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19 — General Provisions

19.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies.

19.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

19.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.14 No Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

19.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

19.19 Merger or Acquisition. In the event that the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having a similar effect involving the Company, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Eastern Daylight Time, on April 27, 2015.

Vote by Internet • Go to www.envisionreports.com/HBP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

+
1.	Election of Directors:	For	Withhold				For	Withhold
	01 - Donald L. Glass	☐	☐	02 - Delbert H. Tanner			☐	☐

				For	Against	Abstain			For	Against	Abstain
2.	To approve, by a non-binding advisory vote, the compensation paid to the Company’s named executive officers.			☐	☐	☐	5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
				For	Against	Abstain
3.	To approve the amendment and restatement of the 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated.			☐	☐	☐
				For	Against	Abstain
4.	To approve the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huttig Building Products, Inc.

Annual Meeting of Stockholders to Be Held on April 27, 2015

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned does hereby appoint and constitute Jon P. Vrabely and Philip W. Keipp, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on March 2, 2015 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut 06902 on Monday, April 27, 2015 at 3 p.m., local time, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee for election as a director, FOR proposal 2, FOR proposal 3, FOR proposal 4, and FOR proposal 5.

(Continued, and to be signed, on the reverse side.)